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                                                               EXHIBIT  3.2




                             ARTICLES OF AMENDMENT

                                       OF

                      FIRST INDUSTRIAL REALTY TRUST, INC.


                 First Industrial Realty Trust, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation), hereby certifies to the State Department of Assessments and Taxation that it desires to amend its Charter as currently in effect as follows:

                 FIRST: Section 9.12 of ARTICLE IX is hereby amended by deleting such Section 9.12 of ARTICLE in its entirety and by inserting the following Section 9.12 in lieu thereof:

                 "9.12 New York Stock Exchange. Nothing in this Article IX shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange."

                 SECOND: That the board of directors of the Corporation, by the unanimous written consent of its members, duly adopted resolutions setting forth proposed amendments to the Charter, declaring said amendments to be advisable and directing that said amendments be submitted for consideration by the stockholders.

                 THIRD: That the stockholders of the Corporation, by unanimous consent, approved said amendments.






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                 IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 20th day of June, 1994, and its said President acknowledges under the penalties of perjury that these Articles of Amendment are the corporate act of said Corporation and that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


                                        First Industrial Realty Trust, Inc.



                                        By:  /s/ Michael T. Tomasz
                                             -------------------------------
                                             Name:   Michael T. Tomasz
                                             Title:  President and CEO

Attest:


/s/ Michael W. Brennan
- --------------------------------
Name:   Michael W. Brennan
Title:  Assistant Secretary